Exhibit 99.1

PhotoMedex Reports Second Quarter Financial Results

HORSHAM, Pa.--(BUSINESS WIRE)--August 10, 2015--PhotoMedex, Inc. (NasdaqGS and TASE: PHMD) reports financial results for the three and six months ended June 30, 2015.

Financial highlights of the second quarter of 2015 include the following (all comparisons are with the second quarter of 2014, reflect continuing operations and all figures quoted are GAAP, unless stated otherwise):

  Revenues of $19.9 million, a decrease of 37%
  Gross profit of $15.0 million, a decrease of 42%
  Non-GAAP adjusted loss per share of ($0.21), compared with non-GAAP adjusted loss per share of ($0.12)
  Net income (including discontinued operations) of $6.1 million or $0.28 per share, compared with net loss of $7.5 million or ($0.40) per share
  Consumer revenues of $17.5 million, a decrease of 38%
  Global direct-to-consumer channel revenues of $12.1 million, a decrease of 45%
  Global retail and home shopping channel revenues of $4.9 million, a decrease of 17%
  Global distributor consumer channel revenues of $0.6 million, a decrease of 22%
  Unrestricted cash, cash equivalents and short-term investments as of June 30, 2015 of $3.6 million or $0.17 per share

Management Commentary

“With the sale of the XTRAC business on June 23, 2015 enabling the extinguishment of all our outstanding bank debt, we are now focused on addressing the challenges that have affected our consumer business and on implementing the strategies and tactics we believe will improve its performance. We are pleased to have held another successful 24-hour live television home shopping weekday sales event in the U.S. earlier this month, during which consumers purchased more than $3 million of retail sales of no!no! Hair™. This event highlighted the unique benefits of no!no! compared with other home hair removal treatments, and we offered a well-received summertime animal print special edition. This most recent television home shopping sales event builds upon similarly successful events held in May in the U.S. and in June in the UK,” said Dr. Dolev Rafaeli, PhotoMedex CEO.

Reported Financial Results

Revenues from continuing operations for the second quarter of 2015 were $19.9 million, a decrease of 37% compared with revenues from continuing operations for the second quarter of 2014 of $31.8 million.

Gross profit from continuing operations for the second quarter of 2015 was $15.0 million, or 75% of revenues, compared with gross profit for the second quarter of 2014 of $26.0 million, or 82% of revenues.

Net income for the second quarter of 2015 was $6.1 million or $0.28 per share, which included a $2.1 million loss from discontinued operations, a gain on the sale of discontinued operations of $10.6 million, $0.5 million in stock-based compensation expense and $0.5 million in depreciation and amortization expenses. This compares with net loss for the second quarter of 2014 of $7.5 million or ($0.40) per share, which included a loss from discontinued operations of $0.3 million, $0.9 million in stock-based compensation expense and $0.5 million in depreciation and amortization expenses.

Revenues from continuing operations for the first half of 2015 were $40.6 million, a decrease of 46% compared with revenues from continuing operations for the first half of 2014 of $75.8 million.

Net loss for the first half of 2015 was $4.0 million or ($0.20) per share, which included a $6.7 million loss from discontinued operations, a gain on the sale of discontinued operations of $10.6 million, $1.4 million in stock-based compensation expense and $1.0 million in depreciation and amortization expenses. This compares with net loss for the first half of 2014 of $7.8 million or ($0.42) per share, which included a loss from discontinued operations of $1.6 million, $1.7 million in stock-based compensation expense and $1.0 million in depreciation and amortization expenses.

As of June 30, 2015 the Company had cash, cash equivalents and short-term investments of $4.4 million including $0.8 million of restricted cash, compared with $10.4 million of unrestricted cash as of December 31, 2014.

Non-GAAP Measures

To supplement PhotoMedex’s consolidated financial statements presented in accordance with GAAP, PhotoMedex provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP adjusted income and non-GAAP adjusted income per share.

PhotoMedex’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, nor superior to, GAAP results. These non-GAAP measures are provided to enhance investors' overall understanding of PhotoMedex’s current financial performance and to provide further information for comparative purposes.

Specifically, the Company believes the non-GAAP measures provide useful information to both management and investors by isolating certain expenses, gains and losses that may not be indicative of the Company’s core operating results and business outlook. In addition, PhotoMedex believes non-GAAP measures enhance the comparability of results against prior periods. Reconciliation to the most directly comparable GAAP measure of all non-GAAP measures included in this press release is as follows:

	(Unaudited) Three Months Ended June 30,		Six Months Ended June 30,
(ooo's) except per share amounts	2015	2014	2015	2014

Net income as reported	$6,061	($7,480)	($3,953)	($7,825)
Adjustments:
Depreciation and amortization expense	497	528	984	1,047
Interest expense, net	25	509	554	556
Income tax (benefit) expense	(3,941)	(909)	(3,577)	(988)

EBITDA	2,642	($7, 352)	($5,992)	($7,210)

Stock-based compensation expense, including accelerated vesting	452	878	1,351	1,738
Acquisition costs	-	1,959	-	2,865
Major litigation expenses	223	501	522	1,394
Extraordinary non-recurring debt costs	762	1,632	982	-
Loss from discontinued operations	2,058	260	6,709	1,628
Gain from sale of discontinued operations	(10,634)	-	(10,593)	-

Non-GAAP adjusted (loss) income	($4,497)	($2,122)	($7,021)	$415
Fully diluted shares outstanding at June 30	21,488	18,723	20,308	18,721
Non-GAAP adjusted (loss) income per share	($0.21)	($0.11)	($0.35)	$0.03

About PhotoMedex

PhotoMedex is a global skin health company providing aesthetic solutions to dermatologists, professional aestheticians and consumers. The company provides proprietary products and services that address skin diseases and conditions including acne and photo damage. Its long-held experience in the physician market provides the platform to expand its skin health solutions to spa markets, as well as traditional retail, online and direct to consumer outlets for home-use products. PhotoMedex sells home-use devices under the no!no!™ brand for various indications including hair removal, acne treatment and skin rejuvenation. The company also offers a professional product line for acne clearance, skin tightening, psoriasis care and hair removal sold to physician clinics and spas.

SAFE HARBOR STATEMENT

Some portions of the press release, particularly those describing PhotoMedex' strategies, operating expense reductions and business plans contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements of the plans, strategies and objectives of management for future operations; any statements regarding product development, product extensions, product integration or product marketing; any statements regarding continued compliance with government regulations, changing legislation or regulatory environments; any statements of expectation or belief and any statements of assumptions underlying any of the foregoing. In addition, there are risks and uncertainties related to our ability to ensure continued regulatory compliance, performance and/or market growth. These risks, uncertainties and other factors, and the general risks associated with the businesses of the Company described in the reports and other documents filed with the SEC, could cause actual results to differ materially from those referred to, implied or expressed in the forward-looking statements. The Company cautions readers not to rely on these forward-looking statements. All forward-looking statements are based on information currently available to the Company and are qualified in their entirety by this cautionary statement. The Company anticipates that subsequent events and developments will cause its views to change. The information contained in this press release speaks as of the date hereof and the Company has or undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

PHOTOMEDEX, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(ooo's) except per share amounts	2015	2014	2015	2014

Revenues	$ 19,924	$ 31,799	$ 40,598	$ 75,813

Cost of revenues	4,915	5,802	9,573	13,263
Gross profit	15,009	25,997	31,025	62,550

Operating expenses:
Selling and marketing	16,161	24,391	32,094	52,880
General and administrative	4,971	8,981	9,014	15,490
Research and development and engineering	389	467	727	931
	21,521	33,839	41,835	69,301
Loss from continuing operations before interest and other financing expense, net	(6,512)	7,842	(10,810)	(6,751)
Interest and other financing income (expense), net	(56)	(287)	(604)	(434)

Loss from continuing operations before income taxes	(6,456)	(8,129)	(11,414)	(7,185)

Income tax (expense) benefit	3,941	909	3,577	988

Loss from continuing operations [1]	($ 2,515)	($ 7,220)	($ 7,837)	($ 6,197)

Discontinued operations:
Loss from discontinued operations, net of taxes	(2,058)	(260)	(6,709)	(1,628)
Gain on sale of discontinued operations, net of taxes	10,634	-	10,593	-

Net income (loss)	$6,061	($7,480)	($3,953)	($7,825)

Basic and diluted net income (loss) per share:
Continuing operations	($0.12)	($0.39)	($0.39)	($0.33)
Discontinued operations	0.40	(0.01)	0.19	(0.09)
	$0.28	($0.40)	($0.20)	($0.42)

Shares used in computing basic and diluted net income (loss) per share:	21,488	18,723	20,308	18,721

[1] Includes: depreciation and amortization	497	528	984	1,047

Share-based compensation expense	452	878	1,351	1,738

PHOTOMEDEX, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	June 30, 2015 (UNAUDITED)	December 31, 2014
Assets
Cash, cash equivalents, and short-term bank deposits	$3,619	$10,436
Restricted Cash	750	-
Accounts receivable, net	10,558	17,640
Inventories, net	15,156	17,111
Other current assets, net	5,624	8,841
Assets held for sale, net	-	100,991
Property and equipment, net	1,306	1,412
Other non-current assets, net	30,759	31,332
Total Assets	$67,772	$187,763

Liabilities and Stockholders' Equity
Accounts payable and accrued current liabilities	$19,680	$25,476
Other current liabilities	3,021	4,340
Long term debt and notes payable	525	77,147
Liabilities held for sale	-	37,401
Other long term liabilities	745	1,134
Stockholders' equity	43,801	42,265
Total Liabilities and Stockholders' Equity	$67,772	$187,763

PHOTOMEDEX, INC. CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED) (In thousands)

	For the Six Months Ended
	June 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	($ 3,953)	($ 7,825)

Adjustments to reconcile net loss to net cash used in operating activities--
Depreciation and amortization	984	1,047
Provision for doubtful accounts	938	3,442
Deferred income taxes	(5)	198
Stock-based compensation	1,351	1,738
Gain (Loss) on disposal of property and equipment	73	(10)
Financing expenses	1,250	-
Changes in assets and liabilities:
(Increase) decrease in:
Current assets	8,140	6,982
Current liabilities	(5,315)	(19,456)
Net cash (used in) provided by operating activities – continuing activities	3,463	(13,884)
Net cash (used in) provided by operating activities – discontinued operations	5,687	(1,184)
Net cash used in operating activities	9,150	(15,068)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(124)	(242)
Other	87	14,133
Net cash (used in) provided by investing activities – continuing operations	(37)	13,891
Net cash provided by investing activities – discontinued operations	61,296	(91,444)
Net cash provided by (used in) investing activities	61,259	(77,553)

CASH FLOWS FROM FINANCING ACTIVITIES:
Registrations costs	(84)	-
Other financing activities	-	(980)
Proceeds (Repayment) of debt and notes payable, net	(76,890)	74,578
Net cash (used in) provided by financing activities – continuing operations	(76,974)	73,598
Net cash used in financing activities – discontinued operations	(92)	(159)
Net cash used in financing activities	(77,066)	73,439

Effect of exchange rate changes on cash	(73)	154
NET DECREASE IN CASH AND CASH EQUIVALENTS	(6,730)	(19,028)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	10,349	45,388
CASH AND CASH EQUIVALENTS, END OF PERIOD	3,619	$26,360

Supplemental information:
Cash paid for income taxes	$364	$405
Cash paid for interest	$2,071	$47

CONTACT:
LHA
Kim Sutton Golodetz, 212-838-3777
Kgolodetz@lhai.com
or
Bruce Voss, 310-691-7100
Bvoss@lhai.com
@LHA_IR_PR
or
PhotoMedex, Inc.
Dennis McGrath, 215-619-3287
Chief Financial Officer
info@photomedex.com